CONFIRMING STATEMENT

THIS STATEMENT CONFIRMS THAT THE
UNDERSIGNED HAS AUTHORIZED AND
DESIGNATED C. TIM CASSELS AND R.
BLAIR REYNOLDS, OR EITHER OF THEM,
TO EXECUTE AND FILE ON BEHALF OF THE
UNDERSIGNED ALL FORMS 3, 4 AND 5
(INCLUDING ANY AMENDMENTS THERETO) THAT
THE UNDERSIGNED MAY BE REQUIRED TO FILE
WITH THE UNITED STATES SECURITIES AND
EXCHANGE COMMISSION AS A RESULT OF THE
UNDERSIGNED'S OWNERSHIP OF, OR TRANSACTIONS
IN, SECURITIES OF AMERICANWEST BANCORPORATION.
UNLESS EARLIER REVOKED BY THE UNDERSIGNED
IN WRITING, THE AUTHORITY GRANTED PURSUANT
TO THIS STATEMENT SHALL CONTINUE UNTIL
SUCH TIME AS THE UNDERSIGNED IS NO LONGER
REQUIRED TO FILE FORMS 3, 4 OR 5 WITH
REGARD TO SECURITIES OF AMERICANWEST
BANCORPORATION.  THE UNDERSIGNED
UNDERSTANDS AND ACKNOWLEDGES THAT
NEITHER OF THE AUTHORIZED PERSONS SET
FORTH ABOVE NOR AMERICANWEST BANCORPORATION
IS ASSUMING ANY RESPONSIBILITY OF THE
UNDERSIGNED TO COMPLY WITH SECTION 16 OF
THE SECURITIES EXCHANGE ACT OF 1934

DATED THIS 18TH DAY OF NOVEMBER, 2004.

/S/ALLEN KETELSEN